Exhibit 23.2
CONSENT OF ODENBERG, ULLAKKO, MURANISHI & CO. LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2005 Equity Incentive Plan, as amended, of Aradigm Corporation of our report dated March 22, 2010 relating to the financial statements of Aradigm Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission.
/s/ Odenberg, Ullakko, Muranishi & Co. LLP
San Francisco, California
September 23, 2010